UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
9.00% Senior Notes due 2026	METCL	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 18, 2025, Ramaco Resources, Inc. (“Ramaco” or the “Company”) announced that E. Forrest Jones, Jr. resigned from the Board of Directors (the “Board”) and from his positions on all committees of the Board effective March 14, 2025. Mr. Jones was a member of the Environmental, Health and Safety Committee, the Finance and Investment Committee, and the Technology Committee of the Board at the time of his resignation. Mr. Jones’ resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

In honor of his service to the Board, Mr. Jones’ was provided the honorary title of Director Emeritus for the Board effective March 14, 2025.

Appointment of Director and Replacement of General Counsel

On March 14, 2025, the Board approved the appointment of the Company’s current General Counsel and Secretary, Evan H. Jenkins, age 64, to serve as a member of the Board filling the vacancy left by Mr. Jones’ resignation. The Board also approved the appointment of Mr. Jenkins as Vice-Chairman of the Board. Both appointments are effective as of March 14, 2025. Mr. Jenkins will serve as a non-independent member of the Board with a term expiring at the Company’s annual meeting of stockholders in 2025 or until his earlier death, resignation, disqualification, or removal. Mr. Jenkins was not appointed to serve on a Board committee.

In conjunction with Mr. Jenkins’ appointment to the Board, he will continue as the Company’s General Counsel until on or about April 30, 2025 when his successor joins the Company as General Counsel. Mr. Jenkins will remain the Corporate Secretary of the Company, and will continue to be compensated pursuant to his current employment arrangement, which provides for an annual base salary of $600,000 and provides that he be eligible, under the Company’s annual incentive plan, to receive cash bonuses dependent on Company and individual performance. For fiscal year 2024, Mr. Jenkins received a base salary of $500,000, an incentive bonus of $650,000, 39,599 restricted stock units and 39,599 performance stock units. Except for Mr. Jenkins’ employment relationship with the Company and the related compensation arrangements, there are no relationships involving Mr. Jenkins that require disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Jenkins and any other person pursuant to which he was elected to serve as a director. Mr. Jenkins does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer.

Appointment of E. Forrest Jones, Jr. as New General Counsel

On March 14, 2025, the Board appointed E. Forrest Jones, Jr. as the Company’s new General Counsel effective on or about May 1, 2025 (the “Start Date”). Mr. Jones, age 74, has served as a member of the Company’s Board since January 2021. Mr. Jones has been the owner and manager of Jones & Associates, a law firm in Charleston, West Virginia, for thirty-seven years focusing upon all areas of corporate and business practice. His practice has been concentrated upon corporate and regulatory matters relating to operations, development, acquisitions and management in the coal industry. He received his license to practice law in 1977. Fees and expenses incurred for professional legal services we received from Jones & Associates in 2024 totaled $0.1 million. Except for these fees and Mr. Jones prior relationship with the Company as a director (and the related compensation arrangements), there are no relationships involving Mr. Jones that require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of his offer letter, Mr. Jones will receive an annual base salary of $500,000 and will be eligible, under the Company’s annual incentive plan, to receive cash bonuses dependent on Company and individual performance. For fiscal year 2025, Mr. Jones will receive a guaranteed cash bonus applicable to calendar year 2025 if he remains employed when bonuses for fiscal year 2025 are paid. Mr. Jones will also be eligible for incentive compensation under the Company’s Long-Term Incentive Plan (the “Plan”). Any such award will be subject to the terms and conditions of the Plan and applicable award agreement, which may include both performance and time-based vesting. In recognition of other compensation Mr. Jones may forfeit from his former employment and subject to the approval of the compensation committee of the Board, the Company will grant Mr. Jones 50% of his 2025 Plan award at the time of commencement of his employment, based on the Company’s Class A and Class B stock price at the close of the market on April 30, 2025. Mr. Jones is eligible to participate in the Company’s benefit programs as made generally available to other senior executives.

In connection with Mr. Jones’ appointment as an officer, the Company will enter into an indemnification agreement with Mr. Jones in the form entered into with the Company’s other directors and executive officers effective as of the Start Date (the "Indemnification Agreement”), which requires the Company to indemnify Mr. Jones to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017)
99.1	Press Release issued by Ramaco Resources, Inc. dated March 18 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: March 18, 2025